Exhibit 10.34

SECOND AMENDMENT

TO THE

ENCANA (USA) RETIREMENT PLAN

(Amended and Restated Effective March 14, 2014)

1. Plan Sponsor: Encana Services Company Ltd. (the “Plan Sponsor”).

2. Amendment of Plan: Pursuant to the authority of the undersigned and the provisions of Section 13.1 of the Encana Retirement Plan (the “Plan”), the following Amendment to the Plan is adopted, effective as of the dates set forth below. This Amendment also amends the corresponding provision in the Encana (USA) Money Purchase Plan, As Amended and Restated Effective January 1, 2012, which was merged into this Plan effective March 14, 2014.

A. Section 6.5(b) of the Plan is amended, effective January 1, 2008, to read as follows:

(b)	Excess Annual Additions. Excess Annual Additions allocated to a Participant’s Account will be corrected only through the Employee Plans Compliance Resolution System.

3. Terms and Conditions of Plan: Except for the above amendment, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

3. Execution: This Amendment has been executed on the date set forth below.

ENCANA SERVICES COMPANY LTD. Plan Sponsor

By:	/s/ Christopher J. Casebolt
Title:	Chair, U.S. Benefit Plans Administration Committee
Date:	August 7, 2014

First Amendment to the Encana (USA) Retirement Plan Prepared by Holland & Hart LLP	6/2014 1